                                                                  EXHIBIT 10.1

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                      INTERIM LOAN AND SECURITY AGREEMENT


                         DATED AS OF FEBRUARY 20, 1997


                                    BETWEEN


                    PRUDENTIAL SECURITIES CREDIT CORPORATION
                                    (LENDER)


                                      AND


                          DVI FINANCIAL SERVICES INC.
                                   (BORROWER)



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



                               TABLE OF CONTENTS

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 1:  The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 2:  Terms and Conditions for All Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Section 3:  Purpose of Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Section 4:  Secured Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Section 5:  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Section 6:  Rights of Lender; Limitations on Lender's Obligations . . . . . . . . . . . . . . . . . . . . .  13

Section 7:  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 (a)  Further Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 (b)  Limitation on Liens on Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                 (c)  Limitations on Modifications, Waivers and Extensions of
                         Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                 (d)  Further Identification of Collateral  . . . . . . . . . . . . . . . . . . . . . . . .  14

                 (e)  Limitation on Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                 (f)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                 (g)  Changes in Locations, Name, etc . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 (h)  Certain Equipment Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 (i)  Certain Equipment Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 (j)  Additional Filings in Respect of FMV Leases . . . . . . . . . . . . . . . . . . . . .  15

Section 8:  Repayment of Advances If Contract is Found Defective  . . . . . . . . . . . . . . . . . . . . .  16

Section 9:  Release of Contract Files Following Payment of Secured
                   Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 10: Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 11:  No Oral Modifications; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 12:  Monthly Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 13:  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Section 14:  Remedies Upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 15:  Indemnification and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Section 16:  Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 17:  No Duty on Lender's Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 18:  Limitation on Duties Regarding Presentation of Collateral  . . . . . . . . . . . . . . . . . .  21

Section 19:  Powers Coupled with an Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 20:  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 21:  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 22:  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 23:  Paragraph Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 24:  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 25:  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 26:  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 27:  Hypothecation or Pledge of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 28:  Integration of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Section 29:  Governing Law; Venue; Agreement Constitutes Security
                    Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26




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



SCHEDULES

    Schedule 1   Recordings and Filings

EXHIBITS
    Exhibit A    Form of Contract Schedule
    Exhibit B-1 Form of Notice of Extension (of Termination Date of Agreement) Exhibit B-2 Form of Secured Note Endorsement
                   (for use w/Exh. B-1)
    Exhibit B-3  Form of Opinion of Counsel to Borrower
                   (for use w/Exh. B-1)
    Exhibit C    Form of Notice of Borrowing
    Exhibit D    Form of Notice of Extension (of Maturity Date of Advance)
    Exhibit E    Form of Secured Note Endorsement
                   (for use w/Exh. D, if Advance is extended beyond
                   Termination Date)
    Exhibit F    Form of Secured Note
    Exhibit G    Form of Guarantee of DVI, Inc.
    Exhibit H    Form of Legal Opinion of Counsel to the Borrower and the
                   Guarantor




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
                                                              CW&T DRAFT 2/14/97

                      INTERIM LOAN AND SECURITY AGREEMENT

                 INTERIM LOAN AND SECURITY AGREEMENT, dated as of February 20, 1997 (as amended or otherwise modified from time to time, the "Agreement"), between (i) PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation (the "Lender"), and (ii) DVI FINANCIAL SERVICES INC., a Delaware corporation (the "Borrower").

                                    RECITALS

                 WHEREAS, the Borrower wishes to obtain financing from time to time to provide interim funding for certain leases of, and loans in respect of, Equipment (as defined herein), which equipment leases and loans are to be contributed to one or more trusts or other vehicles (the "Trust") to be sponsored by the Borrower or an Affiliate thereof, which may have the benefit of credit enhancement issued by a credit enhancer (the "Credit Enhancer"), and which equipment leases and loans and which Equipment shall, directly or indirectly, secure the Loans (as defined herein) to be made by the Lender hereunder.

                 WHEREAS, the Lender has agreed, subject to the terms and conditions of this Loan Agreement, to provide such funding, with a portion of the proceeds of the sale of all equipment lease and loan asset-backed securities (the "Certificates") issued by any such Trust (as to which Prudential Securities Incorporated has agreed to act as underwriter), together with other funds of the Borrower, to be used to repay any Advances (as defined herein) made by the Lender hereunder.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as provided in the introductory paragraph and recitals hereto and as follows (an index of certain capitalized, defined terms appears in Section 22 of this Agreement).

                 Section 1. The Loan. Subject to the terms of this Agreement, the Lender agrees to lend to the Borrower from time to time an aggregate principal amount not to exceed $100,000,000 at any one time outstanding to be made in one or more advances (each an "Advance" and, collectively, "Advances"). Each Advance shall be made on a date prior to the Maturity Date (as defined herein) (each such date on which an Advance is made, a "Funding Date"); provided that the following conditions precedent have been satisfied:

                 (a)      the representations and warranties of the Borrower in
         Section 5 hereof shall be true and correct on and as of such Funding Date as if made on and as of such date;

                 (b) no Default or Event of Default shall have occurred and be continuing or would exist after the making of the Advance on such Funding Date;

                 (c) if requested by the Lender, the Lender shall have conducted a due diligence review of Contract Files relating to the Contracts being pledged in connection with the Advance being made on such Funding Date, the results of which shall have been satisfactory to the Lender;

                 (d) in connection with the first Advance, the Lender shall have received (i) a legal opinion from counsel to the Borrower and the Guarantor, substantially in the form of Exhibit H attached hereto, (ii) the Secured Note (as defined herein), duly executed and delivered by the Borrower, (iii) a Guarantee of DVI, Inc., substantially in the form of Exhibit G attached hereto (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), duly executed and delivered by DVI, Inc., and (iv) a Custodial Agreement among First Trust National Association, as Custodian (the "Custodian"), the Borrower and the Lender, duly executed and delivered by the parties thereto, in form and substance satisfactory to the Lender (the "Custodial Agreement");

                 (e) any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral (other than, with respect to any FMV Lease, filings to be made in accordance with Section 7(j)), shall have been properly prepared for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest, and shall have been delivered to the Lender;

                 (f) the Borrower shall have delivered to the Lender a Contract Schedule (or amended the existing Contract Schedule, as the case may be) and all other documents that it is required to deliver under this Agreement, with respect to the Contracts being pledged on such Funding Date. "Contract Schedule" means a schedule of Contracts in the form attached hereto as Exhibit A, setting forth the following information as to each Contract pledged to the Lender hereunder: (i) the Contract identifying number; (ii) the Obligor's name; (iii) the street address where the Equipment is in use including the zip code;
         (iv) the description of the Equipment; (v) the original number of months to maturity and the number of months remaining to maturity from the date of such Contract Schedule; (vi) the Contract yield (or interest rate); (vii) the amount of the current monthly payment;
         (viii) the amount of the purchase option payment, if any; (ix) the original amount funded under the Contract; (x) the discounted principal balance of the Contract as of the last day of the month in which the Advance is made; (xi) whether the Contract is an Equipment Lease or an Equipment Loan; (xii) whether the Borrower has initially determined that a Contract is an FMV Lease; and (xiii) the paid-through date of the Contract;

                 (g) the Lender shall have received a certification from the Custodian under the Custodial Agreement, in form and substance satisfactory to the Lender, with respect





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



         to the Contracts being pledged in connection with the Advance being made on such Funding Date;

                 (h) one or more releases, and such other instruments as shall be requested by the Lender, in each case in form and substance satisfactory to the Lender, from any lender or other person or entity having a lien on or security interest in the Contracts or Equipment to be financed with the proceeds of the Advance being made on such Funding Date, which releases and other instruments shall release all liens or security interests in favor of such lender or other person or entity and terminate any filings of record with respect to the specific Contracts or Equipment to be financed with the proceeds of the Advance being made on such Funding Date;

                 (i) after the making of such Advance, the outstanding principal amount of the aggregate of all Advances will not exceed the lesser of (A) 90% of the present value of the then remaining payments under the Contracts pledged to the Lender hereunder, discounted at the Discount Rate, and (B) if the Lender elects in its sole discretion to make a determination of the market value of the Contracts held as Collateral, 90% of the aggregate market value of the Contracts so held as Collateral, as such market value is determined by the Lender on any commercially reasonable basis in good faith (such sum the "Collateral Requirement"); and

                 (j) any general conditions for the making of Advances specified in Section 2 hereof have been satisfied and will continue to be satisfied if such Advance is made.

                 Section 2.  Terms and Conditions for All Advances.

                 (a) Each outstanding Advance shall mature on the related Maturity Date, and the obligation of the Lender to make any Advances hereunder shall terminate, on the earlier to occur of (x) the date on which the Certificates related to the Contracts funded by Advances made hereunder are sold, or (y) September 30, 1997 (the "Termination Date"); provided that the Termination Date may be extended from time to time, in the sole and absolute discretion of the Lender, upon (i) the execution and delivery by the parties hereto of (A) a Notice of Extension of Agreement substantially in the form of Exhibit B-1 annexed hereto and (B) an Endorsement to the Secured Note, substantially in the form of Exhibit B-2 annexed hereto, and (ii) the delivery of an opinion of counsel to the Borrower substantially in the form of Exhibit B-3 annexed hereto.

                 (b)      (i)     If the Borrower wishes to receive an Advance
in respect of Contracts, then the Borrower shall give the Lender written notice by no later than 3:00 p.m. two Business Days prior to a Funding Date of the amount and type of such Advance to be advanced on such Funding Date by delivering to the Lender a Notice of Borrowing.

                 (ii) Each Advance shall bear interest from the related Funding Date to but excluding the Maturity Date at a rate per annum equal to LIBOR plus 0.85% and thereafter as provided in Subsection 2(e). "LIBOR", for any date of determination,





                                      -3-
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         shall mean the rate appearing at page 3750 of the Telerate Screen as one month LIBOR and, if such rate shall not be so quoted, the rate per annum at which deposits in U.S. dollars for a period of one month are offered by Morgan Guaranty Trust Company of New York (or such other prime bank in the London interbank market as the Lender shall designate) to prime banks in the London inter bank market at approximately 11:00 a.m. (London Time) on such date of determination.

                 (c) Each outstanding Advance shall mature on the related maturity date specified for such Advance as set forth in the related Notice of Borrowing (the "Maturity Date"); provided that the Maturity Date shall, for any Advance, be no later than the earlier of (i) subject to the second succeeding proviso hereto, the Termination Date, or (ii) the date upon which the Certificates related to the Contracts funded by such Advance shall be sold; provided, further, that the Lender shall have the option, in its sole discretion, to extend the Maturity Date of an Advance from time to time by delivering to the Borrower notice of such election in the form of Exhibit D attached hereto prior to the then scheduled Maturity Date of such Advance; and provided, further, that if the Lender chooses to extend the Maturity Date of an Advance and such Maturity Date is a date later than the Termination Date of this Agreement, then the Borrower shall deliver to the Lender an endorsement in the form of Exhibit E attached hereto. If no such notice or endorsement, as applicable, is delivered by the Lender, such Advance shall automatically become due and payable without any further action by the Lender on its respective Maturity Date, and in such event the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code as in effect in the State of New York (the "NY UCC"). The extension of the Maturity Date of any Advance beyond the Termination Date of this Agreement shall not be deemed to be an extension or renewal, beyond such Termination Date, of the Lender's obligations to lend to the Borrower under this Agreement, and the Borrower's obligations in respect of an Advance so extended shall survive the termination of this Agreement.

                 (d) The Advances are prepayable at any time without premium or penalty, in whole or in part. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be borrowed in accordance with the terms of this Agreement. If the Borrower intends to repay an Advance in whole or in substantial part from a source other than the proceeds of Certificates, the Borrower shall give two (2) Business Days' prior notice thereof to the Lender.

                 (e) If the Advances are not repaid in whole on the date when due, the Advances shall, commencing on such due date, bear interest at a rate per annum equal to the weighted average yield of the Contracts until repaid.

                 (f) Interest calculated on the basis of LIBOR shall be calculated on the basis of a 360-day year and paid for the actual number of days elapsed. With respect to each day an Advance is outstanding, LIBOR shall be determined for such Advance on such day, or if such day is not a Business Day, LIBOR shall be determined for such Advance on the immediately preceding Business Day.





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



                 (g) Interest on each Advance is payable on the tenth day of each calendar month following the related Funding Date (such tenth day, and the tenth day of each succeeding calendar month, an "Interest Payment Date") and on the Maturity Date for such Advance, or if any Interest Payment Date or the Maturity Date is not a Business Day, the next succeeding Business Day. In the event that an Advance is not repaid in full on the date when due, interest shall be payable thereafter on demand.

                 (h) The Advances shall be evidenced collectively by the secured promissory note of the Borrower in the form attached hereto as Exhibit F (the "Secured Note"). The Lender is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule annexed to the Secured Note, and any such recordation shall be conclusive evidence of the accuracy of the amounts so recorded (absent manifest error); provided, that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the rights and obligations of the Borrower hereunder or under the Secured Note.

                 (i) Each Advance shall be repaid in full on the Maturity Date, and the Lender shall release its security interest in and to the related Contracts when any Advances are so repaid.

                 (j) The Advances shall be repaid in full on the date the Certificates are sold.

                 (k) If at any time the aggregate outstanding principal amount of all Advances exceeds the Collateral Requirement, as determined by the Lender and notified to the Borrower on the third Business Day of each week (or, in the sole discretion of the Lender following notice to the Borrower, on any Business Day), the Borrower shall, (i) if notice of such excess was received no later than 11:00 a.m. (New York City time) on such Business Day, within one Business Day after receipt of such notice, or (ii) if notice of such excess was received after 11:00 a.m. (New York City time) on such Business Day, within two Business Days after receipt of such notice, either prepay such Advances (together with interest thereon) in part or in whole or pledge additional Collateral (as hereinafter defined) to the Lender, such that after giving effect to such prepayment or pledge the unpaid principal amount of such Advances does not exceed the Collateral Requirement.

                 (l) Notwithstanding anything to the contrary in this Agreement, (i) if the Lender is unable, after good faith effort, to obtain a source of funds for the proposed Advance on substantially the same economic terms as are available to the Lender as of the date of this Agreement, and as a result the cost to the Lender of making such Advance is increased by an amount which the Lender deems material, the Lender shall not be obligated to make such Advance unless the Borrower agrees to pay the Lender any additional amounts necessary to compensate the Lender for such increased cost, as notified by the Lender to the Borrower, and (ii) the Lender shall have no obligation to make any Advance hereunder if there shall have occurred any material adverse change in (A) the financial condition of the Lender, (B) the financial markets generally or (C) the secondary market for Contracts. The Lender shall promptly notify the Borrower of any determination by the Lender of any of the foregoing.

                 Section 3. Purpose of Advance. Each Advance shall be used to finance the Contracts identified to the Lender in writing on the Contract Schedule, as such Contract Schedule may be amended from time to time.

                 Section 4. Secured Obligations. All Contracts listed on any Contract Schedule delivered to the Custodian from time to time, the documents and instruments evidencing and relating thereto (the "Contract Documents"), all rights of the Borrower thereunder (including, without limitation, all rights of the Borrower thereunder in and to the Equipment and other interests that are the subject of such Contracts), all of the Borrower's right, title and interest in and to the Equipment that is the subject of such Contracts, all future leases, loans and other contracts relating to such Equipment and all revenues, payments, rights to payment, profits, accounts, chattel paper, products and contract rights arising from or related to such Equipment or any use thereof or from any such lease, loan or other contract, all books and records (including, without limitation, computer records, tapes and other computer storage media) relating to any of the foregoing, and any proceeds of any of the foregoing, shall be referred to herein as the "Collateral". The Borrower hereby pledges to the Lender, and grants a security interest to the Lender in, all of the Borrower's right, title and interest in and to the Collateral to secure the repayment of principal of, and interest on, the Advances and all other amounts owing to the Lender hereunder (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the security interests granted to Lender hereunder.

                 Section 5. Representations and Warranties. (a) The Borrower represents and warrants to the Lender that:

                 (i) It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                 (ii) It is duly licensed as a licensee or is otherwise qualified in each state in which it transacts business and is not in violation of any such state's applicable laws, rules and regulations. It has the requisite corporate power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and the Secured Note;

                 (iii) At all times after a Contract has been listed on the Contract Schedule and until payment in full of the principal of, and interest on, the Advances, the Borrower will not commit any act in violation of applicable laws, or regulations promulgated pursuant thereto;

                 (iv) It is solvent and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution, delivery and performance by it of this Agreement and the Secured Note do not conflict with any term or provision of (A) its certificate of incorporation or by-laws or (B) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to enough them of any court, regulatory body, administrative agency or governmental body having jurisdiction over it or its assets and will not result in any violation of any such mortgage, instrument or agreement;

                 (v) All financial statements or certificates of the Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities or other facts relevant to the Borrower's condition. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles. No financial statement or other financial information as of a date later than December 31, 1996 has been furnished by the Borrower to any lender that has not been furnished to the Lender;

                 (vi) Except as previously obtained and presently in full force and effect, no consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by it of this Agreement and the Secured Note where the failure to obtain any of the foregoing would materially and adversely affect the business, operations, property or financial condition of the Borrower, the ability of the Borrower to perform its obligations under this Agreement or the Secured Note, or the validity or enforceability of this Agreement or the Secured Note;

                 (vii) There is no action, preceding or investigation pending or, to the best of its knowledge, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement or the Secured Note, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Secured Note, or (C) which might materially and adversely affect the validity of the Contracts or the powerfulness by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or the Secured Note;

                 (viii) There has been no material adverse change in the business, operations, financial condition, properties or prospects of the Borrower since December 31, 1996;

                 (ix) This Agreement, the Secured Note and the Custodial Agreement have each been duly authorized, executed and delivered by the Borrower, all requisite corporate action having been taken in respect of same, and each is legal, valid, binding and enforceable against the Borrower in accordance with its terms;

                 (x) The Borrower's principal place of business and chief executive office is at 500 Hyde Park, Doylestown, Pennsylvania, 18901;

                 (xi) Immediately prior to each date on which a Contract is listed on the Contract Schedule and pledged to the Lender hereunder, there are and there will be no custodial agreements in effect adversely affecting the rights of the Lender to make, or cause to be made, any delivery required hereunder;

                 (xii) The transfer, assignment and conveyance of the Contracts and the Contract Documents by the Borrower pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                 (xiii) The Contracts were purchased or originated by the Borrower, and the acquisition, origination and collection practices used by the Borrower with respect to each Contract have been in all respects legal, proper, prudent and customary in the Equipment financing and servicing business;

                 (xiv) The Borrower used no selection procedures that identified the Contracts as being less desirable or valuable than other comparable equipment leases, security agreements or installment sales contracts owned by the Borrower;

                 (xv) The security interests granted pursuant to this Agreement constitute fully-perfected first priority security interests in the Collateral in favor of the Lender. All filings and recordings of documents or instruments required to be made in respect of this Agreement in connection with the perfection of the security interests created hereby, other than with respect to FMV Leases pursuant to
         Section 7(j), are listed on Schedule 1 hereto and have been made; and

                 (b) With respect to every Contract delivered or to be delivered to the Lender, the Borrower represents and warrants to the Lender that:

                 (i) Such Contract and all accompanying documents are complete and authentic and all signatures thereon are genuine;

                 (ii) Such Contract was originated in compliance with all applicable state and Federal laws and regulations, with persons having the legal capacity to contract and is not subject to any defense, set-off or counterclaim;

                 (iii) All amounts represented to be payable on such Contract are, in fact, payable in accordance with the provisions of such Contract, and no payments under such Contract are more than 60 days past due;

                 (iv) To the best of the Borrower's knowledge, any property subject to any security interest given in connection with such Contract is not subject to any encumbrance, except for (A) liens released simultaneously with the grant of a security interest in favor of the Lender hereunder in such Contract, and (B) the rights of the Obligor under the Contract;

                 (v) The Borrower held good and indefeasible title to, and was the sole owner of, the Collateral, and such Collateral is not subject to any liens, charges, mortgages, participations, encumbrances, rights of others (other than the rights of the Obligor under the Contract), or other liens released simultaneously with the Borrower's pledge of Collateral made herein;

                 (vi) Each Contract conforms to the description thereof as set forth on the attached Exhibit A, and each Contract (other than FMV Leases) (A) is a financing lease intended to create a security interest in accordance with Section 1-201(37) of the Uniform Commercial Code or a security agreement or other type of agreement creating a valid security interest under Section 1-201(37) of the Uniform Commercial Code, (B) the Borrower does not own the Equipment that is the subject of such Contracts (other than in the case of FMV Leases), and (C) other than in the case of FMV Leases, the Borrower has a perfected first-priority security interest in the Equipment that is subject to such Contracts or if a Contract is an Equipment Loan consisting of a loan to a lessor, a perfected first-priority security interest in such lessor's interest in the Equipment that is subject to such Contract;

                 (vii) No Contract, if any, purchased or repurchased by the Borrower from another lender was purchased or repurchased because such Contract was in default to such other lender;

                 (viii) The information in respect of the Contract set forth in the related Contract Schedule is true and correct;

                 (ix)(A) The Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction of the related Equipment and to maintain appropriate liability insurance with respect thereto, and making the Obligor absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off for any reason whatsoever, subject only to the Obligor's right of quiet enjoyment, (B) the Contract may not be terminated or prepaid unless the amount required to be paid by or on behalf of a Obligor in respect of such prepayment is at all times equal to or in excess of the principal balance and accrued interest at the Contract yield, (C) the Contract does not provide for the substitution, exchange or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due under the Contract and (D) the rights with respect to such Contract are assignable by the Borrower without the consent of any person;

                 (x) To the best of the Borrower's knowledge after due inquiry, all requirements of applicable Federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the Contract have been complied with in all material respects;

                 (xi) To the best of the Borrower's knowledge, the Contract represents the legal, valid and binding payment obligation of the Obligor, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws (including, but not limited to principles of equity) affecting the rights of creditors;

                 (xii) No instrument of release or waiver has been executed by the Borrower in connection with the Contract, and no borrower in respect of such Contract has been released from its obligations thereunder, in whole or in part;

                 (xiii) Except as otherwise reflected in the Contract Schedule, the Contract has not been amended after the date on which such Contract is listed on the Contract Schedule and pledged to the Lender hereunder in any material respect or such that the amount of any monthly payment or the total number of the monthly payments is increased or such that the amount of any monthly payment or the total number of monthly payments is decreased;

                 (xiv) The Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the best knowledge of the Borrower, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (xv) There are no proceedings or investigations pending, or, to the best of Borrower's knowledge after due inquiry, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of the Contract, (B) asserting the bankruptcy or insolvency of a Obligor, (C) seeking to prevent payment and performance of the Contract, or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the Contract;

                 (xvi) The Borrower has duly fulfilled all obligations on its part to be fulfilled under or in connection with the Contract, including any obligation on the part of the Borrower arising out of any agreement for the purchase of the Contract, and has done nothing to impair the rights of the Lender in the Contract or payments with respect thereto;

                 (xvii) There is no monetary default, breach, violation or event of acceleration existing under the Contract, and to the best of the Borrower's knowledge, no event has occurred which, with the passage of time or with notice, would constitute a monetary default, breach, violation or event of acceleration that has or will cause a prepayment of Advances made in respect of such Contract pursuant to Section 12 of this Agreement; there is no non-monetary default, breach, violation or event of acceleration existing under the Contract, and to the best of the Borrower's knowledge, no event has occurred which, with the passage of time or with notice, would constitute a non-monetary default, breach, violation or event of acceleration; and the Borrower has not waived any monetary or non-monetary default, breach, violation or event of acceleration in respect of the Contract;

                 (xviii) The Contract was not selected by the Borrower on any basis intended to adversely affect the value of the Lender's security interest therein;

                 (xix) The Contract was not originated in, nor is it subject to the laws of, any jurisdiction the laws of which would make unlawful the pledge, transfer or assignment of such document under this Agreement, including any sale in accordance with this Agreement;

                 (xx) Immediately after the pledge, assignment and transfer to the Lender as herein contemplated, all necessary action will have been taken to grant a valid and enforceable security interest in such Contract and all payments to become due thereunder and all rights of the Borrower in the Equipment that is the subject of such Contract, and, upon possession by the Custodian of the related Contract File, no other action will be necessary to cause such security interest to be a first-priority perfected security interest (except for those subsequent liens which, by operation of law, take priority over a previously perfected security interest), other than (i) the filing or amendment by the Lender of Uniform Commercial Code financing statements in the jurisdictions set forth on Schedule 1, (ii) in the case of an FMV Lease, the filings to be made in accordance with
         Section 7(j);

                 (xxi)(A) The Contract has not been sold, transferred, assigned or pledged by the Borrower to any Person other than the Lender, except for liens released simultaneously with the grant of a security interest in favor of the Lender hereunder, (B) immediately prior to the pledge and conveyance of the Contract pursuant to Section 3 hereof, the Borrower was the sole owner of the Contract and had good and marketable title thereto, free and clear of all liens and encumbrances, other than the interests of Obligors pursuant to the Contract and (C) upon execution and delivery hereof by the Borrower, the Lender will have a first-priority perfected security interest in all of the right, title and interest of the Borrower in and to the Contract and the payments to become due thereunder, free and clear of all liens and encumbrances, other than the interests of Obligors pursuant to the Contract;

                 (xxii) If such Contract constitutes "chattel paper" for purposes of Sections 9-105(1)(b) and 9-308 of the Uniform Commercial Code as in effect in any applicable jurisdiction, there is only one original executed counterpart thereof marked "Secured Party's Original" and such original has been delivered to the Custodian in accordance with this Agreement and the Custodial Agreement;

                 (xxiii) Any "instrument" for purposes of Section 9-105(1)(i) and 9-308 of the Uniform Commercial Code as in effect in any applicable jurisdiction executed in respect of such Contract has been delivered to the Custodian in accordance with the Custodial Agreement;

                 (xxiv) With respect to each Equipment Lease consisting of a Master Lease supplemented with a Supplement, (i) the original Supplement being pledged to the Lender hereunder has been delivered to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Master Lease (showing the stamped statement required under (iii), below) for inclusion in the Contract File in accordance with the terms of the Custodial Agreement, (ii) the Borrower has exclusive possession of the related original Master Lease and no third-party has taken possession thereof, (iii) the Borrower has not stamped any counterpart of the Supplement being pledged to the Lender hereunder "Secured Party's Original" other than the original Supplement delivered to the Custodian, and (iv) the related Master Lease has been stamped with a statement to the effect that no security interest in any Supplement pledged to the Lender hereunder may be created through the transfer or possession of any counterpart of such Supplement other than the original counterpart of such Supplement marked "Secured Party's Original" and a certified copy of such Master Lease.

                 (xxv) With respect to each Equipment Loan pledged to the Lender hereunder consisting of an Obligor Loan Agreement supplemented with an Equipment Schedule, (i) the original Equipment Schedule being pledged to the Lender hereunder has been delivered to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Obligor Loan Agreement (showing the stamped statement required under (iii), below), for inclusion in the Contract File in accordance with the terms of the Custodial Agreement, (ii) the Borrower has exclusive possession of the related original Obligor Loan Agreement and no third-party has taken possession thereof, (iii) the Borrower has not stamped any counterpart of the Equipment Schedule being pledged to the Lender hereunder "Secured Party's Original" other than the original Equipment Schedule delivered to the Custodian, (iv) the related Obligor Loan Agreement has been stamped with a statement to the effect that no security interest in any Equipment Schedule pledged to the Lender hereunder may be created through the transfer or possession of any counterpart of such Equipment Schedule other than the original counterpart of such Equipment Schedule marked "Secured Party's Original" and a certified copy of the Obligor Loan Agreement, and (v) if any promissory note or promissory notes were executed in connection with the origination of such Equipment Loan or otherwise, such original promissory note or promissory notes have been delivered to the Custodian.

                 (xxvi) The Borrower's computer records shall have been marked to indicate that such Contract has been pledged, assigned and transferred to the Lender pursuant to this Agreement;

                 (xxvii) All insurance policies required to be maintained by the Contract are in full force and effect and such insurance policies are of a type customary for the Equipment covered thereby;

                 (xxviii) To the best of the Borrower's knowledge, the Obligor is not insolvent or in bankruptcy and the Borrower has no knowledge of any circumstances or condition with respect to the Contract, the Equipment or the Obligor's credit standing that could reasonably be expected to cause the Lender to regard the Contract as an unacceptable security, cause the Contract to become delinquent or adversely affect the value or marketability of the Contract;

                 (xxix) The Equipment was properly delivered to the user in good repair, without defects and in satisfactory order and, to the best of Borrower's knowledge, is in proper working order as of the date on which such Contract was pledged to the Lender and listed on the Contract Schedule;

                 (xxx) The Borrower originated or acquired the Contract in the ordinary course of its business and, in either case, in accordance with its regular credit process.

                 Section 6. Rights of Lender; Limitations on Lender's Obligations. (a) Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Contracts to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Lender shall not have any obligation or liability under any Contract by reason of, or arising out of, this Agreement or the receipt by the Lender of any payment relating to such Contract pursuant hereto, nor shall the Lender be obligated in any manner to (A) perform any of the obligations of the Borrower under or pursuant to any Contract, (B) make any payment in connection with any Contract, (C) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, (D) present or file any claim or take any action to enforce any performance in connection with any Contract, or (E) collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 (b) Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify parties to the Contracts to which it is a party that the Contracts have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender or the designated agent of the Lender. The Lender may, after the occurrence and during the continuance of an Event of Default, in its own name or in the name of such designated agent communicate with parties to the Contracts to verify with them to its satisfaction the existence or amount and terms of any Contract.

                 Section 7. Covenants. The Borrower covenants and agrees with the Lender that, from and after the date of this Agreement until the obligations of the Borrower hereunder and under the Secured Note are paid in full:

                 (a) Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly complete and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits to the Lender of this Agreement and of the rights and powers herein granted to the Lender, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 (b) Limitation on Liens on Collateral. The Borrower will not, nor will it permit or allow others to, create, incur or permit to exist any lien, security interest or claim on or to the Collateral, other than the security interests created hereby. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest or claim on or to the Collateral, other than the security interests created hereby, and the Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

                 (c) Limitations on Modifications, Waivers and Extensions of Contracts. The Borrower will not, nor will it permit or allow others to, amend, modify, terminate or waive any provision of any Contract to which the Borrower is a party in any manner which could reasonably be expected to materially adversely affect the value of the Collateral. The Borrower will not
(i) fail to exercise promptly and diligently each and every material right which the Borrower may have under each Contract (other than any right of termination) where the failure to so act could materially adversely affect the value of the Collateral, or (ii) fail to deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any Contract other than any such demand, notice or document relating to the delinquency of a Contract or the bankruptcy of the Obligor thereunder.

                 (d) Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

                 (e) Limitation on Collection Account. The Borrower will not, nor will it permit or allow others on its behalf, to establish a collection account, for the receipt of payments pursuant to the Contracts, with a financial institution other than one acceptable to the Lender in the exercise of its reasonable discretion.

                 (f) Notices. The Borrower will notify the Lender promptly, in reasonable detail, and in accordance with Section 21 of this Agreement, (i) of any lien or security interest (other than security interests created hereby) on, or claim asserted against, any of the Collateral, (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate market value of the Collateral or on the security interests created hereunder, and (iii) of the existence of circumstances requiring the Borrower, or permitting the Lender to require the Borrower, to prepay the Advances pursuant to Sections 2(k) and/or 8(b) hereof.

                 (g) Changes in Locations, Name, etc. The Borrower will not (i) change the location of its chief executive office/chief place of business or remove its books and records from the location specified in Section 4(a)(x), or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become seriously misleading, unless, in either case, it shall have given the Lender at least 30 days prior written notice thereof.

                 (h) Certain Equipment Leases. With respect to each Equipment Lease pledged to the Lender hereunder consisting of a Master Lease supplemented with Supplements, the Borrower shall (i) deliver each original Supplement pledged to the Lender hereunder to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Master Lease (showing the stamped statement required under (iii), below, for inclusion in the Contract File in accordance with the terms of the Custodial Agreement),
(ii) maintain exclusive possession of each original Master Lease and not permit any third-party to take possession thereof, (iii) not stamp any counterpart of any Supplement pledged to the Lender hereunder "Secured Party's Original" other than the original Supplement delivered to the Custodian, and (iv) stamp the related Master Lease with a statement to the effect that no security interest in any Supplement pledged to the Lender hereunder may be created through the transfer or possession of any counterpart of such Supplement other than the original counterpart of such Supplement marked "Secured Party's Original" and a certified copy of such Master Lease.

                 (i) Certain Equipment Loans. With respect to each Equipment Loan pledged to the Lender hereunder consisting of an Obligor Loan Agreement supplemented with Equipment Schedules, the Borrower shall (i) deliver each original Equipment Schedule pledged to the Lender hereunder to the Custodian, stamped "Secured Party's Original", together with a certified copy of the related Obligor Loan Agreement (showing the stamped statement required under (iii), below, for inclusion in the Contract File in accordance with the terms of the Custodial Agreement), (ii) maintain exclusive possession of each original Obligor Loan Agreement and not permit any third-party to take possession thereof, (iii) not stamp any counterpart of any Equipment Schedule pledged to the Lender hereunder "Secured Party's Original" other than the original Equipment Schedule delivered to the Custodian, (iv) stamp the related Obligor Loan Agreement with a statement to the effect that no security interest in any Equipment Schedule pledged to the Lender hereunder may be created through the transfer or possession of any counterpart of such Equipment Schedule other than the original counterpart of such Equipment Schedule marked "Secured Party's Original" and a certified copy of the Obligor Loan Agreement, and (v) if any promissory note or promissory notes were executed in connection with the origination of such Equipment Loan or otherwise, deliver such original promissory note or promissory notes to the Custodian.

                 (j) Additional Filings in Respect of FMV Leases. With respect to each FMV Lease, the Borrower shall deliver to the Lender and the Custodian, no later than ten (10) days after the Funding Date in respect of such FMV Lease, (i) copies of any and all additional financing statements on Form UCC-1 sent for filing and (ii) evidence of the filing of such financing statements, naming the Borrower as the debtor and the Lender as secured party, and adequately describing the Equipment that is the subject of such FMV Lease and the proceeds thereof as the collateral, for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect the Lender's first-priority security interest in such Equipment (assuming for such purpose that the Borrower is the owner of such Equipment).

                 Section 8. Repayment of Advances If Contract is Found Defective. (a) Upon discovery by the Borrower or the Lender of any breach of any of the representations and warranties listed in Section 5 hereof, the party discovering such breach shall promptly give notice of such discovery to the other.

                 (b) The Lender has the right to require, in its unreviewable discretion, the Borrower to prepay the amount of any Advance made in respect of any Contract (i) which breaches one or more of the representations and warranties listed in Section 5 herein, (ii) in respect of which the covenant listed in Section 7(j) is breached or (iii) which is determined by the Credit Enhancer to be unacceptable for inclusion in the securitized pool, in each case no later than (i) one Business Day after notice from the Lender to the Borrower which notice received no later than 11:00 a.m. (New York City time) on any Business Day, or (ii) two Business Days after notice from the Lender to the Borrower which notice is received after 11:00 a.m. (New York City time) on any Business Day) of the discovery of such breach or of such determination, as applicable.

                 Section 9. Release of Contract Files Following Payment of Secured Obligations. Upon payment in full of the Advances the Lender shall execute and deliver such instruments of transfer or assignments without recourse (including Uniform Commercial Code termination statements), as shall be necessary to fully terminate the Lender's security interest in any Contract or Equipment which is Collateral for such Advances and the Lender shall have no further responsibility with respect to such Contract or Equipment.

                 Section 10. Servicing. The Borrower shall service and administer the Contracts in accordance with due care and customary and prudent servicing procedures for equipment leases, security agreements and installment sales contracts of a similar type and, provided an Event of Default shall not have occurred hereunder, shall have full power and authority to do any and all things not inconsistent with the provisions of this Agreement which it may deem necessary or desirable in connection with such servicing and administration.

                 Section 11. No Oral Modifications; Successors and Assigns. No provision of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and the Borrower. This Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

                 Section 12. Monthly Report. The Borrower shall provide the Lender on each Funding Date and in any case no later than ten (10) days following the end of each month, with an accurate listing of each Contract which constitutes Collateral hereunder as of the last day of such month.

                 Section 13. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder (a "Default" being any of the following whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied):

                 (a) Failure of the Borrower to make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement or any other document (if such other document provides for a grace period, such grace period having lapsed) evidencing or securing indebtedness of the Borrower to the Lender;

                 (b) Failure of the Borrower to prepay Advances or pledge additional Collateral when required to do so pursuant to Sections 2(k) and/or 8(b) hereof, or to deliver additional financing statements when required to do so pursuant to Section 7(j) hereof;

                 (c) Failure of the Borrower to observe or perform any other agreement contained in this Agreement thirty (30) days after the occurrence of such failure to observe or perform such agreement;

                 (d) Any representation or warranty made or deemed made by the Borrower herein in connection with any Advances made hereunder or in any certificate, document, financial or other statement furnished at any time under, or in connection with, this Agreement (including without limitation, any Contract Schedule), or any representation or warranty made by DVI, Inc. in the Guarantee, shall prove to have been incorrect in any material respect on or as of the date made;

                 (e) Assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, without first obtaining the specific written consent of Lender, or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to any person or entity other than the Lender;

                 (f)      (i)     Failure of the Borrower or the Guarantor to
         make one or more payments (which such failure results in default or defaults) with respect to aggregate recourse indebtedness for borrowed money exceeding $2,000,000 (other than under the Secured Note) or with respect to any contingent obligation exceeding $2,000,000 (other than the Guaranty), or (ii) the occurrence of any other event or the existence of any other condition, the effect of which is to cause more than $2,000,000 of aggregate recourse indebtedness for borrowed money of the Borrower or the Guarantor (other than under the Secured Note) to become due prior to its stated maturity or a contingent obligation of the Borrower or the Guarantor exceeding $2,000,000 (other than the Guaranty) to become payable, so long as such failure, event or condition specified in either clause (i) or (ii) shall be continuing and shall not have been waived by the person or persons entitled to performance;

                 (g) (i) The Guarantor or the Borrower or any of its subsidiaries shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under United States Bankruptcy Code of 1978, as amended from time to time (the "Bankruptcy Code"), (D) file a petition seeking to take advantage of any other law of the United States or any state or territory thereof or of any foreign jurisdiction, relating to bankruptcy insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (F) take any corporate or other action for the purpose of effecting any of the foregoing; or (ii) a proceeding or case shall be commenced, without the application or consent of the Guarantor, the Borrower or any of its subsidiaries, in any court of competent jurisdiction, seeking (X) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (Y) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Guarantor, the Borrower or any such subsidiary or of all or any substantial part of its property, or (Z) similar relief in respect of the Guarantor, the Borrower or any such subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or (iii) an order for relief against the Guarantor, the Borrower or any of its subsidiaries shall be entered in an involuntary case under the Bankruptcy Code;

                 (h) Any materially adverse change in the business, operations, financial condition, properties or prospects of the Guarantor or the Borrower and its subsidiaries taken as a whole, in each case as determined by the Lender in its commercially reasonable judgement, or the existence of any other condition which, in the Lender's sole determination, constitutes an impairment of the Borrower's ability to perform its obligations under this Agreement or under the Secured Note;

                 (i) Failure by Borrower to service and administer the Contracts in substantial compliance with the servicing requirements set forth in Section 10 hereof; and

                 (j) The Custodial Agreement or the Guarantee ceases to be in full force and effect, or any party thereto so asserts in writing.

                 Section 14. Remedies Upon Default. (a) Upon the occurrence of one or more Events of Default (other than those referred to in Section 13(g) hereof), the Lender may immediately declare the principal amount of all Advances then outstanding under the Secured Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement and terminate the obligation of the Lender to make Advances hereunder; provided that upon the occurrence of one or more Events of Default referred to in Section 13(g) hereof, such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable, and the obligation of the Lender to make Advances hereunder shall terminate, without presentation, demand or further notice of any kind to the Borrower.

                 (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments of contract as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement.

                 (c) Upon the occurrence of one or more Events of Default, the Lender shall have the right to service the Contracts and to collect and receive all further payments (including prepayments) made on or in respect of the Collateral, and if any such payments are received by the Borrower, the Borrower shall not commingle such payments received with other funds of the Borrower, shall keep such payments segregated from all other funds of the Borrower and shall promptly (and in no event later than seven (7) days following receipt thereof) pay such payments over to the Lender. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any other commercially reasonable manner, or as provided by law. The Lender shall be entitled to place the Contracts which it recovers after any default in a pool for issuance of lease asset-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of collateral subject to the applicable requirements of the NY UCC. The Lender shall also be entitled to sell any or all of such Contracts individually for the prevailing price as a commercially reasonable disposition of collateral subject to the applicable requirements of the NY UCC. The specification in this Section 14 of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the NY UCC) at the option of the Lender. Upon disposition of the Collateral and repayment in full to the Lender of all amounts owing hereunder plus the reasonable expenses incurred (including fees and expenses of its counsel), the Lender shall promptly remit any remaining proceeds to the Borrower or as required by law or as a court of competent jurisdiction shall direct.

                 Section 15. Indemnification and Expenses. (a) The Borrower agrees to hold the Lender harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender, whether relating to or arising out of, this Agreement, the Secured Note, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Secured Note, or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Contract for any sum owing thereunder, or to enforce any provisions of any Contract, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or Obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Agreement, the Secured Note, or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured Note is secured by the Collateral, the obligation of the Borrower under the Secured Note is a recourse obligation of the Borrower.

                 (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Secured Note, or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation,
(i) all the reasonable fees, disbursements and expenses of Lender's counsel, up to $15,000, and (ii) the reasonable due diligence, inspection, testing and review costs and expenses incurred by the Lender, up to $3,500 annually, with respect to Contracts pledged as Collateral under this Agreement; provided, that such $3,500 annual limit shall not apply to costs and expenses incurred by the Lender hereunder after the occurrence and during the continuation of an Event of Default.

                 (c) The Borrower's agreements in this Section 15 shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement.

                 Section 16. Power of Attorney. The Borrower hereby authorizes the Lender (without requiring the Lender), at the Borrower's expense, to file such financing statements or other statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and the Borrower hereby appoints the Lender as the Borrower's attorney-in-fact (without requiring the Lender) to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

                 Section 17. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

                 Section 18. Limitation on Duties Regarding Presentation of Collateral. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under Section 9-207 of the Uniform Commercial Code as in effect in any jurisdiction or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                 Section 19. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

                 Section 20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions herein, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 21. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when delivered to the other party or parties at the address shown below or such other address as may hereafter be furnished to the other party or parties by like notice.

                 If to the Borrower:

                          DVI Financial Services Inc.
                          500 Hyde Park
                          Doylestown, Pennsylvania
                          Attention:  Lisa J. Cruikshank
                          Telephone:  (215) 230-6375
                          Telecopy:   (215) 230-5328

                 If to the Lender:

                          Prudential Securities Credit Corporation
                          One New York Plaza, 12th Floor
                          ABS Subsidiary Operations
                          New York, New York 10292-2012
                          Attention:  Dan Lynch
                          Telecopy:   (212) 778-7533

                 With copies to:

                          Prudential Securities Credit Corporation
                          One New York Plaza, 17th Floor
                          New York, New York 10292-2015
                          Attention:  Paul Richardson
                          Telecopy:   (212) 778-7401

                                  and

                          Prudential Securities Credit Corporation
                          Treasury
                          One Seaport Plaza, 27th Floor
                          New York, New York 10292-1027
                          Attention:  Robert Troiano
                          Telecopy:   (212) 214-7535

                 Section 22. Certain Definitions. The following capitalized terms are defined below or in the corresponding sections specified below:

                 "Advance" - Section 1.

                 "Agreement" - Introductory Clause.

                 "Business Day" - Any day on which (i) banks are not authorized or required to close in New York, New York and (ii) if the applicable Business Day relates to any computation or payment to be made with respect to LIBOR, any day on which dealings in dollar deposits are carried on in the London interbank market.

                 "Borrower" - Introductory Clause.

                 "Certificates" - Recitals.

                 "Collateral" - Section 4.

                 "Collateral Requirement" - Section 1(i).

                 "Contract" - An Equipment Lease or an Equipment Loan.

                 "Contract Documents" - Section 4.

                 "Contract File" - As defined in the Custodial Agreement.

                 "Contract Schedule" - Section 1(f).

                 "Credit Enhancer" - Recitals.

                 "Credit Spread" - 203 basis points, or otherwise as as notified to the Borrower by the Lender in writing.

                 "Custodian" - Section 1(h).

                 "Custodial Agreement" - Section 1(d).

                 "Default" - Section 13.

                 "Discount Rate" - At any time, the sum of (i) the yield reported on Bloomberg page PX1 at such time for the for the current three-year treasury bond, plus (ii) the Credit Spread.

                 "Equipment" - Medical equipment and computer equipment (including the software necessary for the operation of the medical equipment) used in the care, treatment, hospitalization, diagnosis or testing of patients in a medical setting, and furniture and office equipment located at such hospital or medical setting.

                 "Equipment Lease" - A lease originated by the Borrower or any of its affiliates or a third-party acceptable to the Lender in respect of Equipment.

                 "Equipment Loan" - A loan and security agreement, installment sales contract, noncancellable equipment contract, or any agreement making a loan to a lessor that is secured by a perfected, first-priority security interest granted by such lessor to the Borrower in all of such lessor's right, title and interest to a loan and security agreement, installment sales contract, noncancellable equipment contract or an Equipment Lease and the related Equipment and proceeds thereof, in any such case with or without a promissory note, and originated by the Borrower or any of its affiliates or a third-party acceptable to the Lender in respect of Equipment.

                 "Equipment Schedule" - The applicable certificate of delivery or master equipment schedule attached to the agreement or contract evidencing an Equipment Loan, describing the Equipment which is the subject of such Equipment Loan.

                 "Event of Default" - Section 13.

                 "FMV Lease" shall mean an Equipment Lease granting the Obligor the option to purchase the underlying Equipment at its then fair market value or at a purchase price other than a nominal purchase price, or which would otherwise be deemed to create a lease and not a security interest in accordance with Section 1-201(37) of the Uniform Commercial Code, as initially determined by the Borrower, subject to determination by the Lender in its sole discretion.

                 "Funding Date" - Section 1.

                 "Guarantee" - Section l(d).

                 "Interest Payment Date" - Section 2(g).

                 "Lender" - Introductory Clause.

                 "LIBOR" - Section 2(b)(ii).

                 "Master Lease" - The master lease portion of the agreement or contract evidencing an Equipment Lease without the related Supplements.

                 "Maturity Date" - Section 2(c).

                 "Notice of Borrowing" - A notice of borrowing substantially in the form of Exhibit C attached hereto.

                 "NY UCC" - Section 2(c).

                 "Obligor" - With respect to a Contract (i) which is an Equipment Lease, the lessee of the Equipment that is the subject of such Contract, (ii) which is an Equipment Loan, the purchaser and/or user of the Equipment that is the subject of such Contract, and/or in either such case any other person who owes payments under such Contract.

                 "Obligor Loan Agreement" - The "master" portion of the agreement or contract evidencing an Equipment Loan without the related Equipment Schedules.

                 "Secured Note" - Section 2(h).

                 "Secured Obligations" - Section 4.

                 "Supplement" - The applicable certificate of delivery and/or master equipment schedule attached to the agreement or contract evidencing an Equipment Lease, describing the Equipment which is the subject of such Equipment Lease.

                 "Termination Date" - Section 2(a).

                 "Trust" - Recitals.

                 Section 23. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement nor shall they be taken into consideration in the interpretation of this Agreement.

                 Section 24. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 11 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions herein. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 Section 25. Assignment. The Borrower may not assign its rights or delegate its obligations under this Agreement without the express written consent of the Lender. The Lender may assign its rights and obligation hereunder to any affiliate of the Lender upon written notice thereof to the Borrower and the Custodian in connection with any assignment by the Lender of its rights and obligations under the Custodial Agreement to such affiliate.

                 Section 26. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and collectively, such counterparts shall constitute and be deemed to be one and the same instrument.

                 Section 27. Hypothecation or Pledge of Collateral. Nothing in this Agreement shall preclude the Lender from engaging in repurchase transactions with any of the Collateral or otherwise pledging, repledging, hypothecating, or rehypothecating any of the Collateral, but no such transaction shall relieve the Lender of its obligations to the Borrower under this Agreement or the Custodial Agreement with respect to the Collateral.

                 Section 28. Integration of Terms. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

                 SECTION 29. GOVERNING LAW; VENUE; AGREEMENT CONSTITUTES SECURITY AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT. THE BORROWER AND THE LENDER SUBMIT TO THE JURISDICTION OF, AND AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN, THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER AGREES THAT THIS AGREEMENT SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE NY UCC.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

LENDER:                                 PRUDENTIAL SECURITIES CREDIT
                                          CORPORATION


                                        By:___________________________________
                                           Name:
                                           Title:


BORROWER:                               DVI FINANCIAL SERVICES INC.


                                        By:___________________________________
                                           Name:
                                           Title: